MFA MORTGAGE INVESTMENTS, INC. 350 Park Avenue NEW YORK, NEW YORK 10022 TELEPHONE (212) 207-6400

PRESS RELEASE		FOR IMMEDIATE RELEASE

April 1, 2004		NEW YORK METRO

CONTACT:	William Gorin	NYSE: MFA
(212) 207-6400
www.mfa-reit.com

MFA Mortgage Investments, Inc.
Appoints Edison C. Buchanan as New Board Member

     MFA Mortgage Investments, Inc (NYSE: MFA) announced today that Edison C. (Ted) Buchanan has been appointed to its Board of Directors, effective immediately, bringing the total number of directors serving on its Board of Directors to seven. Mr. Buchanan will serve as a director until MFA’s 2004 annual meeting of stockholders, at which time he will stand for election.

     Stewart Zimmerman, MFA’s Chairman of the Board, Chief Executive Officer and President, commented, “We are extremely pleased with the addition of Ted Buchanan to our Board of Directors and welcome the knowledge and leadership that he brings. The addition of Ted Buchanan as a director complements the experience, and expands the talent base, that already exists on our Board of Directors.”

     Mr. Buchanan has had a distinguished career in real estate investment banking spanning almost 20 years. In 2000, Mr. Buchanan served as Managing Director and Head of the Domestic Real Estate Investment Banking Group of Credit Suisse First Boston. From 1997 to 2000, he was a Managing Director in the Real Estate Investment Banking Group at Morgan Stanley Dean Witter & Co. From 1981 to 1997, Mr. Buchanan was a Managing Director of various groups in the Investment Banking Division at Dean Witter Reynolds, Inc. Since 2001, Mr. Buchanan has been Corporate Advisor at The Trust for Public Land, a non-profit land conservation organization. Mr. Buchanan also serves as a member of the board of directors of Pioneer Natural Resources Co. and Rio Grande School and as chairman of the board of directors of The Commonwealth Conservatory. Mr. Buchanan has a Master’s Degree in Finance and International Business from Columbia University’s Graduate School of Business and a Bachelor of Science Degree in Civil Engineering from Tulane University.

     MFA seeks to generate income from investment in high-quality ARM-MBS and other assets. At December 31, 2003, MFA had total assets of approximately $4.6 billion. As of that date, approximately 99% of these assets consisted of MBS issued or guaranteed by an agency of the U.S. Government, such as Ginnie Mae, or a federally chartered corporation, such as Fannie Mae or Freddie Mac, other MBS rated “AAA” by Standard & Poor’s Corporation, MBS-related receivables and cash.

     When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” and similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements are subject to various risks and uncertainties, including, but not limited to, those relating to: changes in the prepayment rates on the mortgage loans securing MFA’s MBS; changes in interest rates and the market value of MFA’s MBS; MFA’s ability to use borrowings to finance its assets; changes in government regulations affecting MFA’s business; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in reports that MFA files from time to time with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date they are made and MFA does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of such statements.